UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2007

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Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

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South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On February 22, 2007, our Board of Directors and the Board of Directors of our principal subsidiary, Greer State Bank (the "Bank"), approved the terms of the following arrangements or agreements as more particularly set forth below. We will collectively refer to both of these Boards as the "Board."

Amended and Restated Stock Appreciation Agreement Between the Bank and R. Dennis Hennett

The Board approved certain amendments to the Stock Appreciation Rights Agreement between the Bank and R. Dennis Hennett dated July 13, 2004. Mr. Hennett is the Chief Executive Officer of the Bank and us. The terms of the Stock Appreciation Rights Agreement dated July 13, 2004 (the "Original SAR Agreement") were previously reported in our Form 8-K filed March 29, 2005, which is incorporated by reference.

Pursuant to the general terms of the Original SAR Agreement, the Bank gave Mr. Hennett certain rights to participate in increases in the book value of our common stock. The amendments are included in an Amended and Restated Stock Appreciation Rights Agreement between the Bank and Mr. Hennett (the "Amended SAR Agreement"). We made these amendments to attempt to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, including compliance with proposed regulations under Section 409A (collectively, with all regulations thereunder, "Section 409A"). The Amended SAR Agreement, which has an effective date of January 1, 2005, includes the following changes:

    Revises the definitions of "termination of employment" and "change of control" to comply with those definitions used in Section 409A.

    Shortens the deadline for commencing payment of benefits from within 90 days of the event triggering payment to 30 days.

    Adds a provision requiring that, if Mr. Hennett is a "specified employee" within the meaning of Section 409A, then the payments to him under the Amended SAR Agreement may not commence until six months after termination of his employment. "Specified employee" means a key employee (as defined in Section 416(i) of the Internal Revenue Code, without regard to paragraph 5 thereof) of the Bank if any of the Bank's stock is publicly traded on an established securities market or otherwise.

    Allows the Bank to make distributions to Mr. Hennett if any portion of his Stock Appreciation Rights Account (as defined in the Agreement) is includable in his income as a result of the Agreement's failure to comply with the requirements of Section 409A, to the extent such tax liability can be covered by his vested Stock Appreciation Rights Account.

    Provides that if any future amendment of the Agreement delays the timing or changes the form of distribution, it may not accelerate the time or schedule of any distribution except as allowed under Section 409A. It also includes certain restrictions on the timing and applicability of amendments, as required by Section 409A.

    Restricts the circumstances under which benefits may be distributed to Mr. Hennett upon termination of the Agreement. Except in the described circumstances, benefits are no longer payable upon the Agreement's termination.

    Requires the Bank to withhold any taxes that are required to be withheld from the benefits provided under the Agreement, including, but not limited to, taxes owed under Section 409A. The Bank must satisfy all applicable reporting requirements, including those required under Section 409A.

    Requires that the Agreement shall at all times be administered, and its provisions interpreted, consistently with the requirements of Section 409A. In addition, the Agreement provides that any alternative act the Bank may, in its discretion, take if it becomes impossible to perform any act required thereunder may not violate Section 409A.

    Adds deadlines for the filing of certain claims for benefits, and contains a prohibition on the distribution of benefits if Mr. Hennett is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

First Amendment to the Employment Agreement Between the Bank and Kenneth M. Harper

The Board approved certain amendments to the Employment Agreement between the Bank and Kenneth M. Harper dated September 8, 2004 (the "Employment Agreement"). Mr. Harper is the President of the Bank and us. The terms of the Employment Agreement were previously reported in our Form 8-K filed September 13, 2004, which is incorporated by reference. The amendments are included in a First Amendment to the Employment Agreement (the "First Amendment").

The First Amendment attempts to ensure that payment of compensation to Mr. Harper will not constitute a deferral of compensation that would make the Employment Agreement subject to the provisions of Section 409A. The First Amendment, which has an effective date of January 1, 2005, includes the following changes:

    Under the Employment Agreement, Mr. Harper may become entitled to receive certain incentive compensation as determined by reference to the Bank's return on average assets. Prior to the First Amendment, the Bank was required to pay such incentive compensation within 90 days following the end of the calendar year for which it was earned. The First Amendment changes this provision to require such payment within 70 days of the end of such calendar year.

    The Employment Agreement also provides for a payment to Mr. Harper if he terminates his employment with the Bank, whether voluntarily or involuntarily, within one year of a change of control (as defined in the Employment Agreement). Mr. Harper has the ability to elect the form of payment within 30 days following termination of employment. The First Amendment adds a requirement that any such payment be made within 40 days of Mr. Harper's election as to the form of payment.

    The First Amendment also removes a limitation on the amount that Mr. Harper may elect to receive as a cash payment upon termination of employment after a change of control (as defined in the Employment Agreement). Prior to the First Amendment, Mr. Harper could elect to receive a cash payment equal to his W-2 compensation for the calendar year immediately prior to his termination of employment, multiplied by 2.999, but such payment could not exceed $500,000.00. The First Amendment deleted the monetary cap.

First Amendment to 2005 Equity Incentive Plan

The Board approved certain amendments to the Bank's 2005 Equity Incentive Plan (the "Plan"). Under the Plan, which was adopted on September 23, 2004, the Bank may issue statutory stock options to employees, and it may issue non-statutory stock options to employees, directors, and consultants (in each case as defined in the Plan). The following named executive officers participate in the Plan: R. Dennis Hennett (Chief Executive Officer of the Bank and us); Kenneth M. Harper (President of the Bank and us); J. Richard Medlock, Jr. (Chief Financial Officer of the Bank and us); Sandra I. Burdette (Executive Vice President and Chief Operating Officer of the Bank); and E. Pierce Williams (Executive Vice President and Chief Credit Officer of the Bank). The terms of the Plan were previously reported in our Form 8-K filed September 29, 2004, which is incorporated by reference. The amendments are included in a First Amendment to the Plan (the "First Plan Amendment").

The amendments attempt to ensure that the issuance of options under the Plan will not constitute a deferral of compensation that would make the Plan subject to Section 409A. The First Plan Amendment, which has an effective date of January 1, 2005, includes the following changes:

    Amends the definition of "fair market value" of our common stock in cases where the common stock is not traded on an established stock exchange, the Nasdaq National Market, or the Nasdaq Small Cap Market. Prior to amendment, the definition required only that the fair market value be determined in good faith by the Bank's Board of Directors. The amendment adds a requirement that such determination by the Board of Directors be made in a manner acceptable for determining fair market value under Section 409A.

    Provides that the exercise price of each non-statutory stock option shall not be less than 100% of the fair market value of the Bank's common stock on the date the option is granted. Prior to amendment, the exercise price of non-statutory stock options could not be less than 85% of the fair market value of the Bank's common stock on the date the option is granted.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GREER BANCSHARES INCORPORATED By: /s/ J. Richard Medlock, Jr. Name: J. Richard Medlock, Jr. Title: Chief Financial Officer

Dated: February 28, 2007